Exhibit 99.1

FOR IMMEDIATE RELEASE
---------------------

       ISSI ANNOUNCES SELECTED FINANCIAL RESULTS FOR FISCAL FOURTH QUARTER

         Santa Clara, Calif.--October 31, 2006--Integrated Silicon Solution, Inc. (Nasdaq: ISSI) today reported selected financial results for the fourth fiscal quarter ended September 30, 2006.

         Revenue in the fourth fiscal quarter ending September 30, 2006 was $59.0 million, compared with $54.7 million in the June 2006 quarter and $61.5 million in the September 2005 quarter. This represents a sequential increase of 7.9% from the June 2006 quarter.

         The Company's cash, cash equivalents and short-term investments totaled $113.3 million at September 30, 2006 which was a decline of $3.8 million from June 30, 2006. Additionally, the Company's short-term debt was $1.6 million at the end of the September 2006 quarter which was a decline of $7.2 million from the end of the June 2006 quarter.

         The Company's inventory at September 30, 2006 totaled $52.4 million which was a decline of $1.8 million from June 30, 2006.

         "We saw solid growth this quarter as revenue grew 7.9% from the previous quarter," said Jimmy Lee, ISSI's Chairman and CEO. "This growth was driven by a combination of stable pricing and seasonally strong SRAM and DRAM demand. Additionally, our cash position, net of debt, grew quarter to quarter, and we continued to show progress in our inventory management."

         Due to the continuing internal investigation of its past stock option granting practices by the Special Committee of the Board of Directors, the Company is not providing detailed GAAP or Non-GAAP financial information for the fiscal quarter or year ended September 30, 2006. The Company intends to issue full results for the fiscal year ended September 30, 2006, and to file its Annual Report on Form 10-K for that period, together with any restated historical financial statements, as soon as practicable after completion of the Special Committee review.

Conference Call
---------------

         A conference call will be held today at 1:30 p.m. Pacific time to discuss this release. To access ISSI's conference call via telephone, dial
(719) 457-2692 by 1:20 p.m. Pacific time. The call will be webcast from ISSI's website at www.issi.com.

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ISSI Release
October 31, 2006
Page 2

About the Company
-----------------

         ISSI is a fabless semiconductor company that designs and markets high performance integrated circuits for the following key markets: (i) digital consumer electronics, (ii) networking, (iii) mobile communications and (iv) automotive electronics. The Company's primary products are high speed and low power SRAM and low and medium density DRAM. The Company also designs and markets EEPROM, SmartCards and is developing selected non-memory products focused on its key markets. ISSI is headquartered in Silicon Valley with worldwide offices in China, Europe, Hong Kong, India, Korea and Taiwan. Visit our web site at www.issi.com.

Risk Factors to our Business
----------------------------

         The statements in this press release regarding pricing and demand in the SRAM and DRAM market segments and progress in our inventory management are historical and should not be read as predictive of future results. Among the risks affecting our business are supply and demand conditions in the market place, unexpected reductions in average selling prices for our products, our ability to sell our products for the die business and automotive applications and the pricing and gross margins achieved on such sales, our ability to control or reduce operating expenses, changes in manufacturing yields, order cancellations, order rescheduling, product warranty claims, competition, the level and value of inventory held by OEM customers, or other factors. In addition, the financial information in this press release is subject to any adjustments that may be made in connection with the year end audit.

         Further information about risks that could affect the Company's business are detailed in ISSI's periodic filings with the Securities and Exchange Commission, including its report on Form 10-Q for the quarter ended March 31, 2006.

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CONTACT:
Scott Howarth
Vice-President & CFO
Investor Relations
(408) 969-4686
ir@issi.com